BY-LAWS

BANK OF SMITHTOWN

ADOPTED MAY 8, 1984

AMENDED THRU OCTOBER 29, 2008

ARTICLE 1
STOCKHOLDERS' MEETINGS

Section 1.  All Meetings. All meetings of stockholders shall be held at the principal office of the Bank, or at such other place or places as may, from time to time, be designated by the Board of Directors.

Section 2.  Annual Meeting. The annual meeting of the stockholders of the Bank shall be held within the first five months of each calendar year, the exact date and time thereof to be fixed by resolution of the Board of Directors at least 30 days prior to the date fixed for the meeting. The order of business at the annual meeting of stockholders shall be as follows:
(a) Call to order, and appointment of a Secretary of the meeting;
(b) Roll call to determine quorum;
(c) Proof of proper notice of the meeting;
(d) Reading and correction and approval of minutes of the preceding meeting;
(e) Officers' reports;
(f) Committee reports;
(g) Unfinished business;
(h) Election of new directors;
(i) New or other business.

Section 3.  Special Meetings. Except as otherwise provided by law, special meetings of the stockholders shall be called by the Chief Executive Officer or President whenever so directed by resolution of the Board of Directors, or whenever one or more stockholders who are entitled to vote and who hold at least 30% of the capital stock of the Bank issued and outstanding shall make written application therefor to the Chief Executive Officer or President stating the purpose of the meeting called for.

Section 4.  Notice of Stockholders' Meetings. Notice of all stockholders' meetings stating the time and place and the objects for which such meetings are called, shall be given by the Chief Executive Officer or President, or in the absence of both, by any other Bank officer, by mail or electronic transmission, not less than 10, nor more than 60 days prior to the date of the meeting, to each stockholder of record at his address as it appears on the stock books of the Bank, unless he shall have filed with the Bank a written request that notice intended for him be sent to some other address, in which case it shall be mailed or electronically transmitted to the address designated in such request.

Section 5.  Quorum of Stockholders. Except as hereinafter provided and as otherwise provided by law, at any meeting of the stockholders, a majority in interest of all the stock issued and outstanding, represented by stockholders of record in person or by proxy, shall constitute a quorum; but a lesser interest may adjourn any meeting, and the meeting may be held as adjourned without further notice, provided, however, that Directors shall not be elected at meetings so adjourned. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 6.  Proxy and Voting. Stockholders of record may vote at any meeting either in person or by proxy, in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment thereof. No director, officer, clerk, teller or bookkeeper of the Bank shall be eligible to act as proxy at any meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each stockholder shall be entitled to one vote for each share of stock held by him.

ARTICLE 2
DIRECTORS

Section 1.  Board of Directors. A Board of Directors shall be chosen by ballot at the annual meeting of the stockholders. The number of directors shall not be less than five nor more than fifteen, the exact number to be fixed from time to time by resolution of the Board of Directors.

Every election of Directors by the stockholders shall be conducted by two inspectors, neither of whom shall be a director of officer of the bank or a candidate for director. Such inspectors of election shall be appointed by the Board of Directors prior to the meeting at which they shall serve. If any inspector so appointed shall for any reason refuse or fail to serve, a successor shall be appointed by the presiding officer of the meeting. Before entering upon the discharge of their duties, the persons appointed to act as inspectors at any meeting of the stockholders shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them, and filed with the minutes of the meeting. Each inspector shall be entitled to reasonable compensation for his services, to be paid by the Bank.

Directors shall hold office until the next annual meeting of stockholders and until their successors are elected and have qualified.

Vacancies on the Board, whether caused by resignation, death or removal, shall be filled by majority vote of the Board. A person elected to fill such a vacancy shall serve for the balance of the unexpired term of his predecessor.

Section 2.  Qualifications of Directors. All Directors except one must be citizens of the United States; at least one-third of the Directors must be citizens and residents of the State of New York; and at least three-fourths of the Directors must be citizens and residents of the State of New York or of a contiguous state.

The office of a Director shall become vacant whenever he shall have failed to attend the regular meetings of the Board of Directors for a period of six successive months, unless such failure to attend is excused by resolution of the Board of Directors adopted at its next regular meeting after expiration of such six months period and entered upon its minutes.

Section 3.  Powers. The Board of Directors shall have the entire management of the business of the Bank. In the management and control of the property, business, and affairs of the Bank, the Board of Directors is hereby vested with all the powers possessed by the Bank itself, so far as this delegation of authority is not inconsistent with the laws of the State of New York, with the Certificate of Incorporation of the corporation, or with these By-Laws. The Board of Directors shall have power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board may adopt such rules and regulations for the conduct of meetings and the management of the affairs of the Bank as it may deem proper, not inconsistent with law or these By-Laws, and all officers and employees of the Bank shall strictly adhere to and be bound by such rules and regulations.

Section 4.  Meetings. Regular meetings of the Board of Directors shall be held at least once in each month at such places in or outside of the State of New York, and at such times as the Board of Directors by vote may determine, and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place in or outside of the State of New York, whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or three or more Directors, notice thereof being given to each Director by the officer or a Director calling the meeting, or at any time without formal notice provided all the Directors are present, or those not present shall, at any time, waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telegraphing each Director at his residence or business address not later than the date before the day on which the meeting is to be held, unless in case of emergency, the Chairman of the Board, the Chief Executive Officer, or the President shall prescribe a shorter notice to be given personally or by telegraphing each Director at his residence or business address. Such special meeting shall be held at such time and place as the notice thereof or waiver shall specify.

Section 5.  Meetings Held with Use of Telephone. Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or other similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 6.  Quorum of Directors. A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by those By-Laws.

Section 7.  Chairman of the Board. At the meeting hereinafter referred to for the election of officers, or at such other times as may be appropriate, the Board of Directors, in its discretion, may elect a Chairman of the Board of Directors. The Chairman, when present, shall preside at all meetings of the Board, and shall have such other powers and duties as the Board may prescribe. If the Chairman of the Board is an “independent director” as defined by the pertinent legal and/or regulatory standards applicable at the time, he or she shall serve as Chairman of the Governance and Nominating Committee and as Chairman of the Compensation Committee.

Section 8.  Lead Director. At the meeting hereinafter referred to for the election of officers, or at such other times as may be appropriate, if the Board of Directors elects a Chairman of the Board who is an officer of the Bank, the Board, in its discretion, may elect a Lead Director. The Lead Director shall be an “independent director” as defined by the pertinent legal and/or regulatory standards applicable at the time. The Lead Director shall serve as Chairman of the Governance and Nominating Committee and as Chairman of the Compensation Committee, and shall have such other powers and duties as the Board may prescribe.

Section 9. Secretary of the Board. At the meeting hereinafter referred to for the election of officers, or at such other times as may be appropriate, the Board of Directors shall appoint from its own number a Secretary of the Board to hold office for the ensuing year. The Secretary shall attend all meetings of the Board, shall record all votes and the minutes of the proceedings in a book to be kept for that purpose, and shall sign the minutes of all meetings kept by him or her.

Section 10.  Compensation. The Board of Directors may from time to time, in its discretion, by resolution, determine and fix reasonable compensation to be paid to each of the Directors. The compensation may include a retainer to be paid on an annual, quarterly or monthly basis without regard to attendance at meetings; fees for attendance at regular or special meetings of the Board; fees for membership on designated Committees of the Board; fees for being the Chairman of the Board, the Lead Director, the Chairman of a particular Board Committee or the Secretary of the Board; fees for attendance at all or some meetings of the Committees of the Board; and such benefits as the Board may determine are reasonable, customary and appropriate. The Board may also determine that the Bank reimburse Directors for such expenses incurred by them in connection with their attendance of meetings as the Board may deem reasonable and appropriate. The foregoing shall not be construed to preclude any Director from serving the Bank in any other capacity and receiving compensation therefore.

Section 11.  Directors Emeritus. This position is limited to those Directors who voluntarily retire from the Board of Directors and agree to serve in an advisory capacity. Directors Emeritus may be elected by the Board at any regular or special meeting of the Board. The Board may elect any number of former Directors to this position. Directors Emeritus will serve at the pleasure of the Board.

ARTICLE 3
OFFICERS

Section 1.  Election and Eligibility. The officers of the Bank shall be elected by the Board of Directors after its election by the stockholders, and a meeting shall be held for this purpose within thirty days after the annual meeting of the stockholders.

The officers of the Bank shall be a Chief Executive Officer, President, one or more Executive Vice Presidents, one or more additional Vice Presidents and Assistant Vice Presidents, a Cashier, and/or Secretary, and a Chief Financial Officer. The Board may also, in its discretion, appoint such other officers or agents as it may deem advisable, and prescribe the duties thereof.

The Chief Executive Officer must be a director of the Bank. No other officers or agents elected or appointed by the Board need be directors. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person.

Section 2.  Chief Executive Officer. The Chief Executive Officer shall exercise general supervision over the business affairs and property of the Bank, and shall advise and direct the other officers of the Bank with respect to the performance of their duties. He shall preside at all meetings of the stockholders and Board of Directors unless a Chairman of the Board of Directors has been elected and is present, in which event, the Chairman shall preside at meetings of the Board. The Chief Executive Officer shall keep the Board of Directors fully informed as to all of the affairs of the Bank and shall insure that all directives of the Board are carried out. The Chief Executive Officer or the President, unless some other person is specifically authorized by resolution of the Board of Directors shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the Bank. The Chief Executive Officer shall perform all of the duties commonly incident to the highest office in the Bank, and shall perform such other duties as the Board of Directors may designate.

Section 3.  President. The President shall be the second highest ranking officer of the Bank. He shall assist the Chief Executive Officer in exercising general supervision of the business affairs of the Bank. He shall perform the duties and have the powers of the Chief Executive Officer during the absence or disability of the Chief Executive Officer. The President shall have the power to sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the Bank. He shall perform such other duties and have such other powers as the Board of Directors may designate.

Section 4.  Executive Vice Presidents. There may be one or more Executive Vice Presidents who shall assist the Chief Executive Officer and the President in the performance of their duties. In the event of the absence or disability of both the Chief Executive Officer and the President, one or more of the Executive Vice Presidents may be designated to perform the duties and have the powers of the Chief Executive Officer. The Executive Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may designate.

Section 5. Vice Presidents and Assistant Vice Presidents. The Vice Presidents and Assistant Vice Presidents shall perform such duties and have such powers as the Board of Directors shall designate.

Section 6.  Cashier. The Cashier shall have charge of the seal, the stock certificate books and such other books and papers as the Board of Directors may prescribe. He shall affix the seal of the Bank to such papers as require it, shall prepare and cause to be filed such reports and statements as may be required by law, and shall keep up to date all books and records pertaining to stock ownership. The Cashier shall have power, together with the Chief Executive Officer and the President, to sign certificates of stock of the Bank. He shall perform the duties commonly incident to the office of Secretary of a corporation (and may be referred to as the “Secretary” of the Bank), except as those duties are limited by the Board of Directors, and shall perform such other duties as are assigned to him by the Board of Directors.

Section 7.  Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the money funds, valuable papers and documents of the Bank, and shall have and exercise all the powers and duties commonly incident to the officer of Treasurer of a corporation, except as limited by the Board of Directors. He shall keep accurate books of account of the Bank's transactions which shall be the property of the Bank, and, together with all the property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. He may be assisted in his duties by a Comptroller and/or Assistant Comptroller, as may from time to time be designated by the Chief Executive Officer or the Board of Directors. The Chief Financial Officer shall perform such other duties as may be assigned by the Board of Directors.

Section 8.  Internal Auditor. The Audit Committee of the Board of Directors may hire one or more employees to perform the internal audit function or may retain an accounting firm for this purpose. All matters pertaining to the Internal Auditor and the internal audit program shall be governed by the Charter for the Audit Committee, a copy of which shall be annexed to these By-Laws and the provisions of which shall have the same force and effect as the other provisions of these By-Laws.

Section 9.  Compensation. The Board of Directors shall determine the compensation and benefits to be paid to all executive officers of the Bank. The Compensation Committee of the Board of Directors shall make recommendations to the Board in this regard. The compensation of all other officers and employees shall be determined by the Chief Executive Officer with such advice as he may deem appropriate from other officers and from the Board.

ARTICLE 4
BOARD COMMITTEES

Section 1.  Committee Chairmen and Members. After the annual meeting of stockholders and before the next regular meeting of the Board of Directors, and at such other times as it may deem appropriate, the Governance and Nominating Committee shall meet to formulate its recommendations to the Board of Directors for the Committee Chairmen and the members of all Committees. Committee Chairmen and the members of all Committees shall be elected by the Board of Directors at the first meeting of the Board held after the annual meeting of stockholders, and at such other times as may be necessary to fill a vacancy.

Section 2.  Reports. All committees shall submit such reports as are required by law and as may be requested by the Board of Directors.

Section 3.  Compensation. The compensation and expense allowances, if any, to be paid to members of Board Committees shall be determined from time to time by the Board of Directors upon recommendation of the Compensation Committee.

Section 4.  Special Committees. The Board of Directors may, from time to time, appoint such special committees as the Board may deem necessary or desirable, and prescribe the duties thereof.

Section 5.  Standing Committees.  The Standing Committees and their duties shall be as follows:

(a) Audit Committee. All matters pertaining to the Audit Committee shall be governed by its Charter, a copy of which shall be annexed to these By-Laws and the provisions of which shall have the same force and effect as the other provisions of these By-Laws.

(b) Loan Committee. The Loan Committee shall consist of at least four Directors, including the Chairman of the Board, if there be one, and the Chief Executive Officer. It shall meet at the call of the Chief Executive Officer for consideration of loans in accord with the then existing Loan Policy.

(c) Compensation Committee. All matters pertaining to the Compensation Committee shall be governed by its Charter, a copy of which shall be annexed to these By-Laws and the provisions of which shall have the same force and effect as the other provisions of these By-Laws.

(d) Governance and Nominating Committee. All matters pertaining to the Governance and Nominating Committee shall be governed by its Charter, a copy of which shall be annexed to these By-Laws and the provisions of which shall have the same force and effect as the other provisions of these By-Laws.

(e) Trust Committee. The Trust Committee shall consist of at least four directors. It shall meet at least quarterly to review and ratify the minutes of the meetings of the Officers' Trust Committee. It may meet more frequently, at the call of the Chief Executive Officer, to review such other trust department matters as may be appropriate.

ARTICLE 5
RESIGNATIONS AND REMOVALS

Any Director or Officer of the Bank may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, or to the Chief Executive Officer. Any such resignations shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

The stockholders, at any meeting called for the purpose, by vote of a majority of the stock issued and outstanding, may remove from office any Director or other officer elected or appointed by the stockholders or Board of Directors and elect or appoint his successor. The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any officer or agent elected or appointed by it.

ARTICLE 6
VACANCIES

If the office of any Director or Officer or agent becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Board of Directors may, by vote of a majority of a quorum, choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of Directors may be filled in the same manner.

ARTICLE 7
CORPORATE STOCK

Section 1.  Certificates. Every stockholder shall be entitled to a certificate or certificates of stock of the Bank in such form as may be presented by the Board of Directors, duly numbered and sealed with the corporate seal of the Bank and setting forth the number and kind of shares. Such certificates shall be signed by the Chief Executive Officer or President and the Cashier or Assistant Cashier. All certificates exchanged or returned to the Bank shall be marked "cancelled" by the Cashier, with the date of cancellation.

Section 2.  Transfers. Shares of stock may be transferred by delivery of the certificates or by a written power of attorney to sell, assign and transfer the same on the books of the Bank, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the Bank upon surrender thereof so assigned or endorsed. The person registered on the books of the bank as the owner of any shares of stock shall be entitled to all rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the Bank of his post office address. The Board of Directors, in its discretion, may appoint such registration or transfer agents of the stock of the Bank as it deems necessary.

Section 3.  Transfer Books and Record Date. The transfer books of the stock of the Bank may be closed for such period, not exceeding 60 days, in anticipation of stockholders meetings, or the payment of any dividend, or the making of any distribution, or the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may fix a day or not more than 60 days prior to the day of holding any meeting of stockholders, or prior to the date fixed for the payment of any dividend, or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the day as of which stockholders entitled to notice of and to vote at such meeting, or to receive any such dividend, distribution, rights, or interests, shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting, or to receive such dividend, distribution, rights or interests.

Section 4.  Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate may be issued upon such terms as the Board of Directors shall prescribe.

ARTICLE 8
DIVIDENDS

Dividends shall be declared and paid in such form, at such times, and in such amounts as the Board of Directors may, in its absolute discretion, determine and designate, subject to the restrictions and limitations imposed by law.

ARTICLE 9
PREEMPTIVE RIGHTS

Notwithstanding anything to the contrary contained in section 6021 of the Banking Law, the shareholders shall not have preemptive rights.

ARTICLE 10
INDEMNIFICATION

Any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Bank or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Bank, shall be indemnified by the Bank against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the fullest extent permitted under Title 7 of the Banking Law. The Board of Directors may also, in its discretion, cause the Bank to maintain insurance for the indemnification of directors and officers as permitted under Section 7023 of the Banking Law.

ARTICLE 11
AMENDMENTS

These By-Laws may be amended, added to or repealed by the affirmative vote of two-thirds of the entire Board of Directors at any meeting of the Board, provided written notice of the proposed change is given not less than eight nor more than twelve days before the meeting, or such notice is waived in writing.

ARTICLE 12
MISCELLANEOUS

Section 1.  Principal Office. The principal office of the Bank shall be located at One East Main Street, Smithtown, Town of Smithtown, Suffolk County, New York.

Section 2.  Seal. The Bank shall have a seal with the name of the corporation, the year of its organization, words "Corporate Seal" and the state of its incorporation thereon.

Section 3.  Minute Book. The Certificate of Incorporation of the Bank and all amendments thereto, the By-Laws and any amendments thereto, the proceedings of all regular and special meetings of the stockholders and Directors, including returns of inspectors of elections, and the reports of all standing and special committees shall be recorded in a Minute Book, which shall remain in the care and custody of the Cashier. The minutes of all meetings of the Board of Directors shall be signed by the Secretary of the Board, and the minutes of all meetings of the stockholders shall be signed by the Secretary of the meeting.

Section 4.  Expenses. All the current expenses of the Bank shall be paid by the Comptroller, and the same shall be examined and approved by the Board of Directors.

Section 5.  Fiscal Year. The fiscal year of the Bank shall be the calendar year.

Section 6.  Fidelity Bonds. The Board of Directors may require fidelity bonds of any or all officers, clerks and employees, and may require new and additional bonds at any time.

Section 7.  Parliamentary Procedure. Unless otherwise provided herein or by resolution of the Board of Directors, Robert's Rules of Order, Revised, shall govern the procedure at all meetings of the stockholders and Board of Directors.